UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2012

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California	90740
(Address of Principal Executive Offices)	Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Clean Energy Fuels Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 24, 2012 in Newport Beach, California.  Of the 86,301,667 shares of common stock outstanding and entitled to vote at the Annual Meeting, 73,102,670 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 84.7%. The Company’s stockholders considered and voted on the following two proposals at the Annual Meeting:

(i)  The holders of the Company’s common stock elected eight nominees to serve as directors for a term of one year, ending at the time of the next Annual Meeting of Stockholders in 2013 (or until a successor is duly elected) pursuant to the Company’s By-Laws and the applicable laws of the state of Delaware:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Andrew J. Littlefair	45,741,077	168,392	27,193,201
Warren I. Mitchell	45,684,914	224,555	27,193,201
John S. Herrington	45,662,256	247,213	27,193,201
James C. Miller III	45,718,717	190,752	27,193,201
James E. O’Connor	45,736,967	172,502	27,193,201
Boone Pickens	45,759,467	150,002	27,193,201
Kenneth M. Socha	45,675,046	234,423	27,193,201
Vincent C. Taormina	45,737,072	172,397	27,193,201

(ii) The holders of the Company’s common stock ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.

The results of the voting were as follows:

VOTES FOR:	72,587,722
VOTES AGAINST:	357,095
VOTES ABSTAINED:	157,853

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer